AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 6th day of December 2012, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") on behalf of its separate series listed on Exhibit Q attached hereto (as amended from time to time) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the funds of a series of the Trust; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit Q is hereby superseded and replaced with Amended Exhibit Q attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST		U.S. BANK, N.A.

By:	/s/Douglas G. Hess	By:	/s/Michael R. McVoy

Name:	Douglas G. Hess	Name:	Michael R. McVoy

Title:	President	Title:	Senior Vice President

Huber

Amended Exhibit Q
to the
Separate Series of Advisors Series Trust Fund Administration Servicing Agreement

Name of Series
Huber Capital Equity Income Fund
Huber Capital Small Cap Value Fund
Huber Capital Diversified Large Cap Value Fund

FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE as of October 25, 2011

Domestic Funds - Annual Fee Based Upon Market Value Per Fund*
♦  12 basis points on the first $___
♦  8 basis points on the next $___
♦  5 basis points on the balance
♦  Minimum annual fee:  $___  per fund

International Funds - Annual Fee Based Upon Market Value Per Fund*
❖ 20 basis points on the first $___
❖ 15 basis points on the next $___
❖ 10 basis points on the next $___
❖ 6 basis points on the balance
❖ Minimum annual fee:  $___  per fund

Additional Share Class per Fund*
·     $___  per year for each additional share class

Advisor Information Source Web Portal
•  $___  /fund/month
•  $___  /fund/month for clients using an external administration service
•  Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC 15c reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post- performance reporting.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature not required at December 6, 2012 as the fund administration fees are not changing.

Huber

Amended Exhibit Q (continued)
to the
Advisors Series Trust Fund Administration Agreement

Chief Compliance Officer Services (as of June 21, 2007)
U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
•  Designation as the Trust’s Chief Compliance Officer
•  Periodic and Annual Reporting to MST Fund Board
•  Board Meeting Presentation and Board Support
•  MST Fund Board Liaison For All Compliance Matters
•  Daily Resource to Advisor CCO and Fund Board
•  Review of Advisor Compliance Policies, Procedures and Controls
•  Review of USBFS/USB Critical Procedures & Compliance Controls
•  Due Diligence Review of Advisor and USBFS Service Facilities
•  Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls

Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
•  Quarterly USBFS Certification to Trust CCO
•  Business Line Functions Supported
    • Fund Administration and Compliance
    • Transfer Agent and Shareholder Services
    • Fund Accounting
    • Custody Services
    • Distribution Services
•  CCO Portal – Web On-line Access to Fund CCO Documents
•  Periodic CCO Conference Calls
•  Dissemination of Industry/Regulatory Information
•  Client & Business Line Compliance Education & Training

Chief Compliance Officer (CCO)*
• $___ per year per domestic fund
• $___ per year per load fund or international fund

Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor facilities

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Huber	3